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                                                          SEC File No. 333-53536
                                                Filed pursuant to Rule 424(b)(3)


                        SWEETWATER FINANCIAL GROUP, INC.

                     OFFERING OF A MINIMUM OF 775,000 AND A
                  MAXIMUM OF 1,000,000 SHARES OF COMMON STOCK

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                         SUPPLEMENT NO. 1 TO PROSPECTUS
                              DATED APRIL 4, 2001

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         The purpose of this supplement to our prospectus is to inform you that we have changed accounting firms. We had engaged the firm of Porter Keadle Moore, LLP to provide the initial audit in connection with our stock offering. However, after soliciting and evaluating competitive bids, our board of directors has elected to engage the firm of Mauldin & Jenkins, LLC to serve as our auditors on a going-forward basis. We have not had any disagreements with Porter Keadle Moore, LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, and Porter Keadle Moore, LLP has delivered a letter to the SEC to this effect.



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         THE INFORMATION IN THIS SUPPLEMENT SUPERSEDES ANY INCONSISTENT OR
CONTRARY INFORMATION IN THE PROSPECTUS. HOWEVER, THIS SUPPLEMENT DOES NOT CONTAIN A COMPLETE DESCRIPTION OF THE TERMS OF THE OFFERING. PROSPECTIVE INVESTORS SHOULD READ THE PROSPECTUS AND THIS SUPPLEMENT IN THEIR ENTIRETY PRIOR TO SUBSCRIBING FOR SHARES OF OUR COMMON STOCK.


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              The date of this Supplement No. 1 is April 24, 2001.